Exhibit 99.1

Sun Microsystems Reports Results for the Second Quarter Fiscal Year 2009

SANTA CLARA, Calif. - January 27, 2009 - Sun Microsystems, Inc. (NASDAQ: JAVA) reported results today for its second quarter of fiscal 2009, which ended December 28, 2008.

Revenues for the second quarter of fiscal 2009 were $3.220 billion, a decrease of 10.9 percent as compared with $3.615 billion for the second quarter of fiscal 2008, and an increase of 7.7 percent as compared with $2.990 billion for the first quarter of fiscal 2009. Total gross margin as a percent of revenues was 41.9, a decrease of 6.6 percentage points as compared with the second quarter of fiscal 2008 and an increase of 1.7 percentage points as compared with the first quarter of fiscal 2009.

Net loss for the second quarter of fiscal 2009 on a GAAP basis was $209 million, or $(0.28) per share on a diluted basis, as compared with a net income of $260 million, or $0.31 per share, for the second quarter of fiscal 2008, and compared with a net loss of $1.677 billion, or $(2.24) per share, for the first quarter of fiscal 2009. GAAP net loss per share includes a restructuring charge of $222 million primarily related to the restructuring announcement of November 2008.

On a non-GAAP basis, net income for the second quarter of fiscal 2009 was $114 million, or $0.15 per share on a diluted basis, as compared with a non-GAAP net income of $409 million, or $0.50 per share, for the second quarter of fiscal 2008, and compared with a non-GAAP net loss of $65 million, or $(0.09) per share, for the first quarter of fiscal 2009. Non-GAAP net income per share excludes purchased in-process research and development, amortization of acquisition-related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, impairment of goodwill, net gain or loss on equity investments and the tax effect of these non-GAAP adjustments.

Sun ended the quarter with a cash and marketable debt securities balance of $3.008 billion and generated cash flow from operations for the second quarter of fiscal 2009 of $36 million.

“It’s great to see customers so aggressively embracing open source software, from SolarisTM to MySQLTM, alongside Sun’s new open source storage platforms as a means of radical cost reduction,” said Jonathan Schwartz, CEO of Sun Microsystems.

Second Quarter Highlights

•

Grew billings at double-digit rates year over year in key growth categories, which accounted for more than one-third of total products billings in the second quarter of fiscal 2009 versus 23 percent in the second quarter of fiscal 2008:

¡

The category of Solaris-based Chip Multi-Threading systems grew 31 percent year over year, and is now at an approximately $1.4 billion annual run rate, based on first and second quarter fiscal 2009 results.

¡	The category of Total Software grew 21 percent year over year, and is now at an approximately $600 million annual run rate, based on first and second quarter fiscal 2009 results.

¡	The category of X64 servers grew 11 percent year over year, and is now at an approximately $700 million annual run rate, based on first and second quarter fiscal 2009 results.

¡	The category of Open Storage grew 21 percent year over year, and is now at an approximately $100 million annual run rate, based on first and second quarter fiscal 2009 results.

•	Increased products gross margin 4 percentage points sequentially, primarily due to lower component costs, disciplined pricing and discounting, and a slightly positive mix impact.

•	Launched the flash-based, Sun Storage 7000 family (Amber Road) in November 2008, built upon the popular ZFSTM file system. Download ZFS here: http://www.sun.com/software/solaris/get.jsp

•	Announced a restructuring initiative in November 2008 that is expected to reduce total costs by $700-800 million annually; most of this benefit is expected to be realized in fiscal 2010.

Sun will host a conference call today to review the complete financial results beginning at 1:30 p.m. PT / 4:30 p.m. ET. The general public can access the financial results and listen to the call via Sun’s Investor Relations website at www.sun.com/investors.

Safe Harbor

This press release contains forward-looking statements regarding the future results and performance of Sun Microsystems, Inc., including statements regarding customer acceptance of Sun’s open source software and expected cost reductions from Sun’s restructuring initiative and the timing thereof. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Factors that could cause Sun’s actual results to differ materially from those contained in such forward-looking statements include: Sun’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges associated with the restructuring initiative; competition; pricing pressures; the complexity of Sun’s products and the importance of rapidly and successfully developing and introducing new products; Sun’s dependence on significant customers, specific industries and geographies; delays in product development or customer acceptance and implementation of new products and technologies; Sun’s ability to implement a new enterprise resource planning system; a material acquisition, restructuring or other event that results in significant charges; failure to successfully integrate acquired companies; reliance on single-source suppliers; risks associated with Sun’s ability to purchase a sufficient amount of components to meet demand; inventory risks; risks associated with the quality of Sun’s products; risks associated with international customers and operations; Sun’s dependence on channel partners; failure to retain key employees; and risks associated with Sun’s ability to achieve expected cost reductions within expected time frames. Please also refer to Sun’s periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

To supplement Sun’s preliminary financial results presented in accordance with GAAP, Sun provides non-GAAP net income and non-GAAP net income per share data on a diluted basis. The presentation of these non-GAAP financial measures should be considered in addition to Sun’s GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Sun’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain gains, losses and charges that may not be indicative of Sun’s core business operating results. Sun believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Sun’s performance. These non-GAAP financial measures also facilitate comparisons to Sun’s historical performance and its competitors’ operating results. Sun includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Calculation of Non-GAAP Net Income (Loss)” following the text of this press release.

About Sun Microsystems, Inc.

Sun Microsystems develops the technologies that power the global marketplace. Guided by a singular vision — “The Network is the ComputerTM” — Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://sun.com.

# # #

Sun, Sun Microsystems, the Sun logo, Java, Solaris, MySQL, ZFS, and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

Investor Contact:

Ron Pasek

650-786-8008

ron.pasek@sun.com

Press Contact:

Kristi Rawlinson

650-786-6933

kristi.rawlinson@sun.com

Industry Analyst Contact:

Kathy Engle

415-294-4368

kathy.engle@sun.com

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Net revenues:
Products	$1,939	$2,249	$3,703	$4,229
Services	1,281	1,366	2,507	2,605

Total net revenues	3,220	3,615	6,210	6,834
Cost of sales:
Cost of sales-products	1,180	1,161	2,323	2,190
Cost of sales-services	690	701	1,336	1,330

Total cost of sales	1,870	1,862	3,659	3,520

Gross margin	1,350	1,753	2,551	3,314
Operating expenses:
Research and development	411	463	834	909
Selling, general and administrative	916	995	1,836	1,934
Restructuring charges and related impairment of long-lived assets	222	32	285	145
Purchased in-process research and development	—	1	—	1
Impairment of goodwill	—	—	1,445	—

Total operating expenses	1,549	1,491	4,400	2,989

Operating income (loss)	(199)	262	(1,849)	325
Gain (loss) on equity investments, net	(3)	—	5	22
Interest and other income (expense), net	10	53	(1)	111

Income (loss) before income taxes	(192)	315	(1,845)	458

Provision for income taxes	17	55	41	109

Net income (loss)	$(209)	$260	$(1,886)	$349

Net income (loss) per common share-basic	$(0.28)	$0.32	$(2.53)	$0.42	(1)

Net income (loss) per common share-diluted	$(0.28)	$0.31	$(2.53)	$0.41	(1)

Shares used in the calculation of net income (loss) per common share-basic	743	806	746	836	(1)

Shares used in the calculation of net income (loss) per common share-diluted	743	826	746	855	(1)

(1)	Amounts have been restated to reflect the one-for-four reverse stock split effective November 12, 2007.

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 28, 2008	June 30, 2008 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,630	$2,272
Short-term marketable debt securities	1,014	429
Accounts receivable, net	2,574	3,019
Inventories	592	680
Deferred and prepaid tax assets	211	216
Prepaid expenses and other current assets, net	1,087	1,218

Total current assets	7,108	7,834
Property, plant and equipment, net	1,645	1,611
Long-term marketable debt securities	364	609
Goodwill	1,700	3,215
Other acquisition-related intangible assets, net	413	565
Other non-current assets, net	454	506

	$11,684	$14,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$569	$—
Accounts payable	1,290	1,387
Accrued payroll-related liabilities	615	734
Accrued liabilities and other	1,204	1,105
Deferred revenues	2,070	2,236
Warranty reserve	184	206

Total current liabilities	5,932	5,668
Long-term debt	694	1,265
Long-term deferred revenues	521	683
Other non-current obligations	1,014	1,136
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in-capital	7,492	7,391
Treasury stock, at cost	(2,699)	(2,726)
Retained earnings (accumulated deficit)	(1,602)	430
Accumulated other comprehensive income	332	493

Total stockholders’ equity	3,523	5,588

	$11,684	$14,340

(1)	Derived from audited financial statements.

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in millions)

	Six Months Ended
	December 28, 2008	December 30, 2007
Cash flows from operating activities:
Net income (loss)	$(1,886)	$349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	214	241
Amortization of acquisition-related intangible assets	152	148
Stock-based compensation expense	101	100
Impairment of goodwill	1,445	—
(Gain) loss on investments and other, net	17	(22)
Deferred taxes	—	8
Changes in operating assets and liabilities:
Accounts receivable, net	443	187
Inventories	87	(104)
Prepaid and other assets, net	161	(30)
Accounts payable	(99)	(110)
Other liabilities	(431)	143

Net cash provided by operating activities	204	910

Cash flows from investing activities:
Increase in restricted cash	(3)	(19)
Purchases of marketable debt securities	(888)	(1,030)
Proceeds from sales of marketable debt securities	221	509
Proceeds from maturities of marketable debt securities	276	379
Proceeds from sales of equity investments, net	7	27
Purchases of property, plant and equipment, net	(285)	(235)
Payment for acquisitions, net of cash acquired	—	(41)

Net cash used in investing activities	(672)	(410)

Cash flows from financing activities:
Purchase of common stock under stock repurchase plans	(130)	(2,000)
Proceeds from issuance of options and ESPP purchases, net	20	102
Principal payments on borrowings and other obligations	(9)	(8)

Net cash used in financing activities	(119)	(1,906)

Effect of changes in exchange rates on cash and cash equivalents	(55)	—

Net decrease in cash and cash equivalents	(642)	(1,406)
Cash and cash equivalents, beginning of period	2,272	3,620

Cash and cash equivalents, end of period	$1,630	$2,214

SUN MICROSYSTEMS, INC.

CALCULATION OF NON-GAAP NET INCOME (LOSS)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended
	September 28, 2008	December 28, 2008	December 30, 2007
Calculation of non-GAAP net income (loss):
GAAP net income (loss)	$(1,677)	$(209)	$260
Purchased in-process research and development	—	—	1
Amortization of acquisition related intangibles	80	72	74
Stock-based compensation	49	52	52
Restructuring and related impairment of long-lived assets	63	222	32
Impairment of goodwill	1,445	—	—
(Gain) loss on equity investments, net	(8)	3	—
Tax effect of non-GAAP adjustments	(17)	(26)	(10)

Non-GAAP net income (loss)	$(65)	$114	$409

Diluted non-GAAP net income per share (loss)	$(0.09)	$0.15	$0.50

Shares used in the calculation of non-GAAP net income (loss) per common share – diluted	749	746	826

SUN MICROSYSTEMS, INC.

OPERATIONS ANALYSIS – CONSOLIDATED (UNAUDITED)

STATEMENTS OF OPERATIONS

	FY 2009			FY 2008					FY 2007
(in millions except per share amounts)	Q1	Q2	FY09	Q1	Q2	Q3	Q4	FY08	Q2	Q3	Q4	FY07
NET REVENUES
Products	1,764	1,939	3,703	1,980	2,249	2,003	2,386	8,618	2,260	2,060	2,492	8,771
Services	1,226	1,281	2,507	1,239	1,366	1,263	1,394	5,262	1,306	1,223	1,343	5,102

TOTAL	2,990	3,220	6,210	3,219	3,615	3,266	3,780	13,880	3,566	3,283	3,835	13,873
Growth vs. prior year (%)	-7.1%	-10.9%	-9.1%	0.9%	1.4%	-0.5%	-1.4%	0.1%	6.9%	3.3%	0.2%	6.2%
Growth vs. prior quarter (%)	-20.9%	7.7%		-16.1%	12.3%	-9.7%	15.7%		11.8%	-7.9%	16.8%

COST OF SALES
Products	1,143	1,180	2,323	1,029	1,161	1,106	1,372	4,668	1,228	1,148	1,312	4,811
Services	646	690	1,336	629	701	692	735	2,757	734	674	711	2,797

TOTAL	1,789	1,870	3,659	1,658	1,862	1,798	2,107	7,425	1,962	1,822	2,023	7,608
% of revenue	59.8%	58.1%	58.9%	51.5%	51.5%	55.1%	55.7%	53.5%	55.0%	55.5%	52.8%	54.8%

GROSS MARGIN
Products	621	759	1,380	951	1,088	897	1,014	3,950	1,032	912	1,180	3,960
% of product revenue	35.2%	39.1%	37.3%	48.0%	48.4%	44.8%	42.5%	45.8%	45.7%	44.3%	47.4%	45.1%

Services gross margin	580	591	1,171	610	665	571	659	2,505	572	549	632	2,305
% of service revenue	47.3%	46.1%	46.7%	49.2%	48.7%	45.2%	47.3%	47.6%	43.8%	44.9%	47.1%	45.2%

TOTAL GROSS MARGIN	1,201	1,350	2,551	1,561	1,753	1,468	1,673	6,455	1,604	1,461	1,812	6,265
% of revenue	40.2%	41.9%	41.1%	48.5%	48.5%	44.9%	44.3%	46.5%	45.0%	44.5%	47.2%	45.2%

R&D	423	411	834	446	463	457	468	1,834	507	514	514	2,008
% of revenue	14.1%	12.8%	13.4%	13.9%	12.8%	14.0%	12.4%	13.2%	14.2%	15.7%	13.4%	14.5%
PURCHASED IN PROCESS R&D	—	—	—	—	1	24	6	31	—	—	—	—
% of revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	0.2%	0.2%	0.0%	0.0%	0.0%	0.0%
SG&A	920	916	1,836	939	995	989	1,032	3,955	978	957	958	3,851
% of revenue	30.8%	28.4%	29.6%	29.2%	27.5%	30.3%	27.3%	28.5%	27.4%	29.2%	25.0%	27.8%
RESTRUCTURING CHARGES	63	222	285	113	32	14	104	263	26	35	15	97
% of revenue	2.1%	6.9%	4.6%	3.5%	0.9%	0.4%	2.8%	1.9%	0.7%	1.1%	0.4%	0.7%
IMPAIRMENT OF GOODWILL	1,445	—	1,445	—	—	—	—	—	—	—	—	—
% of revenue	48.3%	0.0%	23.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

TOTAL OPERATING EXPENSES	2,851	1,549	4,400	1,498	1,491	1,484	1,610	6,083	1,511	1,506	1,487	5,956
% of revenue	95.4%	48.1%	70.9%	46.5%	41.2%	45.4%	42.6%	43.8%	42.4%	45.9%	38.8%	42.9%

OPERATING INCOME (LOSS)	(1,650)	(199)	(1,849)	63	262	(16)	63	372	93	(45)	325	309
Operating margin	-55.2%	-6.2%	-29.8%	2.0%	7.2%	-0.5%	1.7%	2.7%	2.6%	-1.4%	8.5%	2.2%

Interest and other income, net	(11)	10	(1)	58	53	34	16	161	63	50	59	214
Gain (loss) on equity investments, net	8	(3)	5	22	—	—	10	32	—	5	1	6
Settlement income	—	—	—	—	—	—	45	45	—	54	—	54
PRETAX INCOME (LOSS)	(1,653)	(192)	(1,845)	143	315	18	134	610	156	64	385	583
Pretax income (loss) margin	-55.3%	-6.0%	-29.7%	4.4%	8.7%	0.6%	3.5%	4.4%	4.4%	1.9%	10.0%	4.2%

INCOME TAX PROVISION (BENEFIT)	24	17	41	54	55	52	46	207	23	(3)	56	110

NET INCOME (LOSS) (Reported)	(1,677)	(209)	(1,886)	89	260	(34)	88	403	133	67	329	473
Growth vs. prior year (%)	-1984.3%	-180.4%	-640.4%	258.9%	95.5%	-150.7%	-73.3%	-14.8%	159.6%	130.9%	209.3%	154.7%
Growth vs. prior quarter (%)	-2005.7%	87.5%		-72.9%	192.1%	-113.1%	358.8%		337.5%	-49.6%	391.0%
Net income (loss) margin	-56.1%	-6.5%	-30.4%	2.8%	7.2%	-1.0%	2.3%	2.9%	3.7%	2.0%	8.6%	3.4%

EPS (Diluted) (Reported)(1)	(2.24)	(0.28)	(2.53)	0.10	0.31	(0.04)	0.11	0.49	0.15	0.07	0.36	0.52
Growth vs. prior year (%)	-2340.0%	-190.3%	-717.1%	266.7%	106.7%	-157.1%	-69.4%	-5.8%	157.7%	128.0%	202.9%	151.5%
Growth vs. prior quarter (%)	-2136.4%	87.5%		-72.2%	210.0%	-112.9%	375.0%		350.0%	-53.3%	414.3%

SHARES (CSE)(Basic)(1)	749	743	746	866	806	785	772	809	881	887	889	883

SHARES (CSE)(Diluted)(1)	749	743	746	884	826	785	776	822	907	915	908	902

OUTSTANDING SHARES(1)	738	745	745	824	792	782	751	751	885	889	884	884

(1)	Basic, diluted and outstanding shares have been retroactively restated to reflect the one-for-four reverse stock split effective November 12, 2007. Accordingly, basic and diluted EPS has also been retroactively restated to reflect the reverse stock split.

	FY 2009			FY 2008					FY 2007
(in millions)	Q1	Q2	FY09	Q1	Q2	Q3	Q4	FY08	Q2	Q3	Q4	FY07
REVENUE BY GEOGRAPHY(1) (2)
NORTH AMERICA REGION ($M)	1,213	1,258	2,471	1,386	1,407	1,253	1,551	5,597	1,500	1,352	1,676	5,964
Growth vs. prior year (%)	-12.5%	-10.6%	-11.5%	-3.5%	-6.2%	-7.3%	-7.5%	-6.2%	1.7%	-6.4%	-1.7%	2.0%
Growth vs. prior quarter (%)	-21.8%	3.7%		-17.3%	1.5%	-10.9%	23.8%		4.5%	-9.9%	24.0%
EUROPE REGION ($M)	954	1,067	2,021	1,042	1,223	1,114	1,252	4,631	1,179	1,079	1,201	4,449
Growth vs. prior year (%)	-8.4%	-12.8%	-10.8%	5.3%	3.7%	3.2%	4.2%	4.1%	11.9%	13.8%	4.7%	11.6%
Growth vs. prior quarter (%)	-23.8%	11.8%		-13.2%	17.4%	-8.9%	12.4%		19.1%	-8.5%	11.3%
EMERGING MARKETS REGION ($M)	463	558	1,021	415	563	463	528	1,969	444	418	496	1730
Growth vs. prior year (%)	11.6%	-0.9%	4.4%	11.6%	26.8%	10.8%	6.5%	13.8%	10.7%	12.7%	2.7%	11.5%
Growth vs. prior quarter (%)	-12.3%	20.5%		-16.3%	35.7%	-17.8%	14.0%		19.4%	-5.9%	18.7%
APAC REGION ($M)	360	337	697	376	422	436	449	1,683	443	434	462	1,730
Growth vs. prior year (%)	-4.3%	-20.1%	-12.7%	-3.8%	-4.7%	0.5%	-2.8%	-2.7%	8.8%	5.1%	-6.3%	2.9%
Growth vs. prior quarter (%)	-19.8%	-6.4%		-18.6%	12.2%	3.3%	3.0%		13.3%	-2.0%	6.5%
% of Total Revenue
NORTH AMERICA REGION (%)	40.6%	39.1%	39.9%	43.1%	38.9%	38.4%	41.0%	40.3%	42.1%	41.2%	43.7%	43.0%
EUROPE REGION (%)	31.9%	33.1%	32.5%	32.4%	33.8%	34.1%	33.1%	33.4%	33.1%	32.9%	31.3%	32.1%
EMERGING MARKETS REGION (%)	15.5%	17.3%	16.4%	12.9%	15.6%	14.2%	14.0%	14.2%	12.5%	12.7%	12.9%	12.5%
APAC REGION (%)	12.0%	10.5%	11.2%	11.6%	11.7%	13.3%	11.9%	12.1%	12.3%	13.2%	12.1%	12.4%

PRODUCTS AND SERVICES REVENUE
COMPUTER SYSTEMS PRODUCTS ($M)	1,257	1,369	2,626	1,475	1,594	1,473	1,722	6,264	1,634	1,500	1,853	6,455
Growth vs. prior year (%)	-14.8%	-14.1%	-14.4%	0.5%	-2.4%	-1.8%	-7.1%	-3.0%	13.6%	1.8%	2.3%	7.6%
Growth vs. prior quarter (%)	-27.0%	8.9%		-20.4%	8.1%	-7.6%	16.9%		11.3%	-8.2%	23.5%
STORAGE PRODUCTS ($M)	507	570	1,077	505	655	530	664	2,354	626	560	639	2,316
Growth vs. prior year (%)	0.4%	-13.0%	-7.2%	2.9%	4.6%	-5.4%	3.9%	1.6%	-6.6%	-0.2%	-10.4%	-2.4%
Growth vs. prior quarter (%)	-23.6%	12.4%		-21.0%	29.7%	-19.1%	25.3%		27.5%	-10.5%	14.1%
SUPPORT SERVICES ($M)	963	946	1,909	979	1,041	961	1,042	4,023	1,001	950	1,024	3,962
Growth vs. prior year (%)	-1.6%	-9.1%	-5.5%	-0.8%	4.0%	1.2%	1.8%	1.5%	5.0%	5.1%	3.9%	7.7%
Growth vs. prior quarter (%)	-7.6%	-1.8%		-4.4%	6.3%	-7.7%	8.4%		1.4%	-5.1%	7.8%
PROFESSIONAL SERVICES & EDUCATIONAL SERVICES ($M)	263	335	598	260	325	302	352	1,239	305	273	319	1,140
Growth vs. prior year (%)	1.2%	3.1%	2.2%	7.0%	6.6%	10.6%	10.3%	8.7%	10.5%	14.7%	0.3%	11.9%
Growth vs. prior quarter (%)	-25.3%	27.4%		-18.5%	25.0%	-7.1%	16.6%		25.5%	-10.5%	16.8%

NET BOOKINGS ($M)) (4)	2,981	3,259	6,240	3,149	3,872	3,186	3,783	13,990	3,603	3,238	3,909	13,786
Growth vs. prior year (%)	-5.3%	-15.8%	-11.1%	3.7%	7.5%	-1.6%	-3.2%	1.5%	19.4%	20.8%	15.8%	20.0%
Growth vs. prior quarter (%)	-21.2%	9.3%		-19.4%	23.0%	-17.7%	18.7%		18.7%	-10.1%	20.7%
BOOK TO BILL RATIO ) (4)	1.00	1.01		0.98	1.07	0.98	1.00		1.01	0.99	1.02
PRODUCT BACKLOG ($M) (3) (4)	1,149	1,187		980	1,235	1,154	1,157		1,021	975	1,051
SERVICES BACKLOG ($M) (4)	773	598		951	772	753	779		729	820	879
TOTAL BACKLOG ($M)	1,922	1,785		1,931	2,007	1,907	1,936		1,750	1,795	1,930
DEFERRED REVENUES
PRODUCTS DEFERRED REVENUES ($M) (4)	868	898		564	793	745	897		538	577	603
Growth vs. prior year (%)	53.9%	13.2%		16.0%	47.4%	29.1%	48.8%		7.6%	14.9%	0.2%
Growth vs. prior quarter (%)	-3.2%	3.5%		-6.5%	40.6%	-6.1%	20.4%		10.7%	7.2%	4.5%
SERVICES DEFERRED REVENUES ($M) (4)	1,899	1,693		1,977	1,896	1,861	2,022		1,630	1,881	2,103
Growth vs. prior year (%)	-3.9%	-10.7%		13.2%	16.3%	-1.1%	-3.9%		9.3%	15.5%	12.3%
Growth vs. prior quarter (%)	-6.1%	-10.8%		-6.0%	-4.1%	-1.8%	8.7%		-6.6%	15.4%	11.8%
TOTAL DEFERRED REVENUES ($M)	2,767	2,591		2,541	2,689	2,606	2,919		2,168	2,458	2,706
Growth vs. prior year (%)	8.9%	-3.6%		13.8%	24.0%	6.0%	7.9%		8.9%	15.3%	9.3%
Growth vs. prior quarter (%)	-5.2%	-6.4%		-6.1%	5.8%	-3.1%	12.0%		-2.9%	13.4%	10.1%

(1)	Geographic revenue reported for Q2FY07 has been adjusted to reflect a correction in intercompany revenue to properly report country of origin.

(2)	Effective Q1FY09, we began utilizing revised geographic groupings. Revenue figures have been adjusted to reflect the change in the compilation of the countries that make up each of our geographic regions.

(3)	Our product backlog includes orders for which customer-requested delivery is scheduled within six months and orders that have been specified by the customers for which products have been shipped but revenue has been deferred.

(4)	The bookings and products and services backlog and deferred revenue number presented in Q3 FY08, Q4 FY08 and Q1 FY09 have been adjusted to reflect a correction. Q4 FY07 services backlog has also been adjusted to reflect a correction.

BALANCE SHEETS(1) (2) (3)

	FY 2009			FY 2008					FY 2007
(in millions)	Q1	Q2		Q1	Q2	Q3	Q4		Q2	Q3	Q4
CASH & ST INVESTMENTS	2,631	2,644		3,819	3,433	3,027	2,701		3,456	4,114	4,582
ACCOUNTS RECEIVABLE, NET	2,448	2,574		2,203	2,789	2,405	3,019		2,331	2,458	2,964
RAW MATERIALS	153	115		130	152	159	154		126	106	125
WORK IN PROCESS	94	67		110	96	99	90		106	101	95
FINISHED GOODS	415	410		331	383	477	436		373	360	304

TOTAL INVENTORIES	662	592		571	631	735	680		605	567	524
OTHER CURRENT ASSETS	1,356	1,298		1,297	1,306	1,329	1,434		1,158	1,221	1,258

TOTAL CURRENT ASSETS	7,097	7,108		7,890	8,159	7,496	7,834		7,550	8,360	9,328
PP&E, NET	1,662	1,645		1,556	1,569	1,584	1,611		1,579	1,586	1,533
GOODWILL	1,700	1,700		2,466	2,496	3,288	3,215		2,571	2,571	2,514
LT MARKETABLE DEBT SECURITIES	490	364		1,374	1,244	774	609		1,381	1,372	1,360
OTHER NON-CURRENT ASSETS, NET	961	867		1,072	1,011	1,120	1,071		1,221	1,161	1,103

TOTAL ASSETS	11,910	11,684		14,358	14,479	14,262	14,340		14,302	15,050	15,838

CURRENT PORTION OF LT DEBT	565	569		—	—	—	—		—	—	—
ACCOUNTS PAYABLE	1,110	1,290		1,140	1,312	1,306	1,387		1,296	1,187	1,381
ACCRUED LIABILITIES & OTHER	1,957	2,003		1,943	2,074	2,056	2,045		2,092	1,979	2,023
DEFERRED REVENUES	2,226	2,070		1,911	2,049	1,979	2,236		1,601	1,869	2,047

TOTAL CURRENT LIABILITIES	5,858	5,932		4,994	5,435	5,341	5,668		4,989	5,035	5,451
LT DEBT	694	694		1,270	1,273	1,275	1,265		579	1,270	1,264
LT DEFERRED REVENUES	541	521		630	640	627	683		567	589	659
OTHER NON-CURRENT OBLIGATIONS	1,055	1,014		1,271	1,259	1,229	1,136		1,396	1,264	1,285
STOCKHOLDERS’ EQUITY	3,762	3,523		6,193	5,872	5,790	5,588		6,771	6,892	7,179

TOTAL LIABILITIES & SE	11,910	11,684		14,358	14,479	14,262	14,340		14,302	15,050	15,838

CASH FLOW(1) (4)
	Q1	Q2	FY09	Q1	Q2	Q3	Q4	FY08	Q2	Q3	Q4	FY07
OPERATING ACTIVITIES	168	36	204	574	336	329	90	1,329	129	142	564	958
INVESTING ACTIVITIES	(258)	(414)	(672)	(211)	(199)	113	231	(66)	(1,013)	(110)	(97)	(1,077)
FINANCING ACTIVITIES	(132)	13	(119)	(1,231)	(675)	(293)	(412)	(2,611)	135	647	(139)	170
FX ON CASH	(20)	(35)	(55)	—	—	—	—	—	—	—	—	—

KEY METRICS
	Q1	Q2		Q1	Q2	Q3	Q4		Q2	Q3	Q4
DAYS SALES OUTSTANDING (DSO)	74	72		62	69	66	72		59	67	70
DAYS OF SUPPLY ON HAND (DOS)	33	28		31	30	37	29		28	28	23
DAYS PAYABLES OUTSTANDING (DPO)	(56)	(62)		(62)	(63)	(65)	(59)		(59)	(59)	(61)
CASH CONVERSION CYCLE (CCC)	51	38		31	36	38	42		28	36	32
L-T DEBT/EQUITY (%)	33.5%	35.9%		20.5%	21.7%	22.0%	22.6%		8.6%	18.4%	17.6%
INVENTORY TURNS-PRODUCT ONLY (hist.)	7.8	7.9		8.2	7.5	7.1	7.8		8.6	8.7	9.0
ROE (12 mo. avg.)(%)	-25.9%	-39.3%		9.1%	11.4%	10.3%	6.9%		-6.8%	-2.4%	6.9%
ROA (12 mo. avg.)(%)	-9.9%	-14.0%		4.2%	5.0%	4.4%	2.8%		-3.1%	-1.1%	3.2%
ROIC (12 mo. avg.)(%)	-38.3%	-52.0%		8.1%	11.8%	10.7%	4.0%		-16.9%	-11.6%	5.2%
DEPREC. & AMORT. ($M)	194	172		193	196	189	208		214	209	203
CAPITAL INVESTMENTS, NET ($M)	165	120		127	108	62	144		81	152	(36)
NUMBER OF EMPLOYEES	33,423	33,556		33,904	33,350	34,440	34,909		34,667	34,494	34,219
REVENUE PER EMPLOYEE (12 mo. Avg.) ($K)	401	389		405	410	410	406		374	387	397

(1)	Certain numbers presented in the Q2-Q3 fiscal 2007 balance sheets and statements of cash flow have been reclassified from other non-current assets to other current assets and investing activities to operating activities, respectively, to reflect a change in associated classification.

(2)	Certain numbers presented in the fiscal 2007 balance sheets have been reclassified from accounts payable to accrued liabilities and other.

(3)	Certain numbers presented in the fiscal 2007 and first quarter of fiscal 2008 balance sheets have been reclassified from deferred revenues to accrued liabilities and other.

(4)	Cash flow from operating activities for Q1 and Q2 fiscal 2009 now includes the impact of foreign exchange movements on cash.

SUN MICROSYSTEMS, INC.

OPERATIONS ANALYSIS – CONSOLIDATED (UNAUDITED)

CALCULATION OF NON-GAAP NET INCOME (LOSS)

	FY 2009			FY 2008					FY 2007
(in millions except per share amounts)	Q1	Q2	FY09	Q1	Q2	Q3	Q4	FY08	Q2	Q3	Q4	FY07
GAAP net income (loss)	(1,677)	(209)	(1,886)	89	260	(34)	88	403	133	67	329	473
Non-GAAP adjustments:
Purchased in-process research and development	—	—	—	—	1	24	6	31	—	—	—	—
Amortization of acquisition related intangibles	80	72	152	74	74	76	86	310	80	78	74	313
Stock-based compensation	49	52	101	48	52	57	57	214	58	50	48	214
Restructuring and related impairment of long-lived assets	63	222	285	113	32	14	104	263	26	35	15	97
Impairment of goodwill	1,445	—	1,445	—	—	—	—	—	—	—	—	—
(Gain) loss on equity investments, net	(8)	3	(5)	(22)	—	—	(10)	(32)	—	(5)	(1)	(6)
Settlement income	—	—	—	—	—	—	(45)	(45)	—	(54)	—	(54)
Tax effect of non-GAAP adjustments	(17)	(26)	(43)	(17)	(10)	(5)	(11)	(43)	(7)	(10)	(7)	(34)

Non-GAAP net income (loss)	(65)	114	49	285	409	132	275	1,101	290	161	458	1,003

Diluted non-GAAP net income (loss) per share	-0.09	0.15	0.07	0.32	0.50	0.17	0.35	1.34	0.32	0.18	0.50	1.11

Growth vs. prior year (%)	-128.1%	-70.0%	-91.5%	190.9%	56.3%	-5.6%	-30.0%	20.7%	500.0%	357.1%	455.6%	-3800.0%
Growth vs. prior quarter (%)	-125.7%	266.7%		-36.0%	56.3%	-66.0%	105.9%		190.9%	-43.8%	177.8%

This operations analysis and related conference call contain non-GAAP financial measures. Sun utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures Sun uses include non-GAAP net income and diluted non-GAAP net income per share. Non-GAAP net income is defined as net income excluding purchased in-process research and development, amortization of acquisition related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, impairment of goodwill, gain or loss on equity investments, net, settlement income and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing the performance of Sun. Sun believes the assessment of its operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.

Reasons for Presenting Non-GAAP Measures. Sun believes these non-GAAP measures help illustrate Sun’s baseline performance before gains, losses or charges that are considered by Sun to be outside of on-going operating results. Accordingly, Sun uses these non-GAAP measures to gain a better understanding of Sun’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Sun believes these non-GAAP measures, when read in conjunction with Sun’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Sun’s on-going operating results;

•	the ability to better identify trends in Sun’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures Sun’s underlying business; and

•	an easier way to compare Sun’s most recent results of operations against investor and analyst financial models.

Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income excludes items in the following categories:

Purchased In-Process Research and Development and Amortization of Acquisition Related Intangibles. Sun excludes purchased in-process research and development and amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Sun has completed the acquisitions of MySQL and StorageTek and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Sun believes that providing a non-GAAP financial measure that excludes purchased in-process research and development and the amortization of acquisition related intangible assets provides the users of its financial statements an enhanced understanding of historic and future financial results and facilitates comparisons to peer companies. Additionally, with respect to the amortization of acquisition related intangible assets, had Sun internally developed these intangible assets, the amortization of such intangible assets would have been expensed historically, and Sun believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition related intangibles will recur in future periods. Although purchased in-process research and development expenses are not recurring with respect to past acquisitions, Sun will incur these expenses in connection with any future acquisitions.

Stock-Based Compensation. Stock-based compensation is a key incentive offered to Sun’s employees, and Sun believes such compensation contributed to the revenues earned during the periods presented and also believes it will contribute to the generation of future period revenues. Nevertheless, Sun believes that the exclusion of non-cash stock-based compensation allows management and investors to compare Sun’s recurring core business operating results over multiple periods. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use to account for stock-based compensation under FAS 123R, Sun’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make meaningful comparisons between Sun’s recurring core business operating results and those of other companies, as well as providing Sun’s management with an important tool for financial and operational decision making and for evaluating Sun’s own recurring core business operating results over different periods of time. In addition, Sun prepares and maintains its budgets and forecasts for future periods excluding stock-based compensation. Stock-based compensation expenses will recur in future periods.

Restructuring and Related Impairment of Long-Lived Assets, Impairment of Goodwill, Gain or Loss on Equity Investments, Net, Settlement Income and Tax Effect of Non-GAAP Adjustments. Sun excludes these items because it believes that they are not directly related to the underlying performance of Sun’s core business operations. Other than impairment of goodwill, each of these items are expected to recur in future periods.

Limitations. Each of the non-GAAP financial measures described above, and used in this operations analysis and the related conference call, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in Sun’s financial results for the foreseeable future. In addition, other companies, including other companies in Sun’s industry, may calculate non-GAAP financial measures differently than Sun does, limiting their usefulness as a comparative tool. Sun compensates for these limitations by providing specific information in the reconciliation included in this operations analysis regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Sun evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.